                                                                                                                                                                              Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos.333-194456, 333-190366, 333-157132, 333-131496, 333-83731, 33-57793, 33-57795, and 33-57797) of Matthews International Corporation of our report dated November 25, 2014 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Pittsburgh, PA
November 25, 2014